UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 4, 2005

Warner Music Group Corp.

(Exact name of Co-Registrant as specified in its charter)

Delaware	001-32502	13-4271875
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

75 Rockefeller Plaza, New York, New York	10019
(Address of principal executive offices)	(Zip Code)

Co-Registrant’s telephone number, including area code: (212) 275-2000

WMG Acquisition Corp.

(Exact name of Co-Registrant as specified in its charter)

Delaware	333-121322	68-0576630
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

75 Rockefeller Plaza, New York, New York	10019
(Address of principal executive offices)	(Zip Code)

Co-Registrant’s telephone number, including area code: (212) 275-2000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01.	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

Director Restricted Stock Award Agreement

Warner Music Group Corp. (the “Company”) and Shelby W. Bonnie entered into a Director Restricted Stock Award Agreement on November 4, 2005, under which Mr. Bonnie will be granted 1,555 shares of the Company’s common stock, which as of November 4, 2005, represents less than 1% of the common stock of the Company. The restricted stock agreement provides that the restricted shares vest on the first anniversary of the agreement. Such shares shall be forfeited without consideration by Mr. Bonnie at any time prior to vesting upon his cessation of Board membership, with certain exceptions. Mr. Bonnie’s restricted stock agreement is attached to this current report on Form 8-K as Exhibit 10.1.

ITEM 5.02.	DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS.

At a meeting of the Board of Directors of the Company on November 4, 2005, and as announced in a press release dated November 7, 2005, attached hereto as Exhibit 99.1, the Board elected, based upon, among other considerations, the recommendation of the Executive, Governance and Nominating Committee, Mr. Bonnie to fill one of two remaining independent directorships in accordance with the Company’s bylaws. As previously announced, the Company expects to add a third independent director within twelve months of the completion of its initial public offering, completed on May 10, 2005. Mr. Bonnie was also appointed by the Board of Directors to the Audit Committee of the Company. The Audit Committee of the Company now consists of Richard Bressler, the Chair, Mr. Bonnie and Scott Jaeckel. Mr. Bonnie was also elected to the Board of Directors of each of WMG Holdings Corp., a wholly-owned subsidiary of the Company, and WMG Acquisition Corp., a wholly-owned subsidiary of WMG Holdings Corp.

Mr. Bonnie is a co-founder of CNET Networks and has been with CNET Networks as both an executive and a member of the Board of Directors since 1993. He has also served as Chief Executive Officer since March 2000 and as Chairman of the Board of Directors of CNET Networks since November of 2000. Mr. Bonnie has also held the positions of Chief Operating Officer and Chief Financial Officer of CNET Networks. Prior to joining CNET Networks, Mr. Bonnie held positions at Tiger Management Corporation, a New York based investment managing firm; Lynx Capital, a private equity fund; and in the mergers and acquisitions department at Morgan Stanley & Co. Inc. Mr. Bonnie is 40 years old.

In connection with his election, and in accordance with the Company’s currently established compensation policies with respect to independent directors, Mr. Bonnie will be paid the pro rata portion of an annual retainer of $160,000 for his service as a director and a member of the Audit Committee. One-half of this retainer (pro rated as applicable) was paid in the form of an initial grant of 1,555 shares of the Company’s common stock. Such shares are subject to the terms of a Director Restricted Stock Award Agreement, which is described in Item 1.01 above. The remainder of the annual retainer (pro rated as applicable) will be paid in cash to Mr. Bonnie in equal installments once a month in arrears as an independent contractor on the Company’s payroll system as long as Mr. Bonnie continues to serve as a director.

ITEM 9.01.	FINANCIAL STATEMENTS AND EXHIBITS.

(c) Exhibits. The following Exhibits are furnished as part of this Current Report on Form 8-K.

Exhibit No.	Description
10.1	Director Restricted Stock Award Agreement, dated as of November 4, 2005, between Warner Music Group Corp. and Shelby W. Bonnie.

99.1	Press Release dated November 7, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Co-Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Warner Music Group Corp.

Date: November 7, 2005	By:	/s/ MICHAEL D. FLEISHER
Michael D. Fleisher
Chief Financial Officer

WMG Acquisition Corp.

Date: November 7, 2005	By:	/s/ MICHAEL D. FLEISHER
Michael D. Fleisher
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
10.1	Director Restricted Stock Award Agreement, dated as of November 4, 2005, between Warner Music Group Corp. and Shelby W. Bonnie.

99.1	Press Release dated November 7, 2005.